PRINCOR FINANCIAL SERVICES CORPORATION
                          The Principal Financial Group
                           Des Moines, Iowa 50392-0200
                                 (515) 247-5711

                                     DEALER
                                SELLING AGREEMENT
                                  FOR SHARES OF
                       THE PRINCOR FAMILY OF MUTUAL FUNDS


Dealer  Selling  Agreement  between  Princor  Financial   Services   Corporation
("Princor",   "We"  or   "Us")   and   _________________________________________
("Dealer" or "You") dated as of _______________________________.

As Distributor and Principal Underwriter for the Princor Funds (hereinafter collectively referred to as the "Funds" and individually as a "Fund"), each an open-end investment company of which we are, or may become, Distributor and whose shares are offered to the public at an offering price which may or may not include a sales charge, we invite you to become a Selected Dealer to distribute shares of the Funds.

1. Each Fund offers two classes of shares - one class which bears a front-end load (the "Class A Shares) and one class which bears a deferred load (the "Class B Shares"). (The Class A Shares and the Class B Shares are collectively referred to as the "Shares"). Class A Shares of the Money Market Funds are offered at net asset value, without any sales charge.

2. Orders for shares received from you and accepted by us will be at the current public offering price applicable to each order as established by the then current Prospectus of each Fund. The procedure relating to the handling of orders shall be subject to instructions which we shall forward from time to time to all Selected Dealers. Each Fund reserves the right to withdraw shares from sale temporarily or permanently. All orders are subject to acceptance or rejection by us and the Fund, each in its sole discretion.

3. The sales charge applicable to any sale of Class A Shares by you and the dealer discount applicable to any order from you for the purchase of Class A Shares accepted by us shall be that percentage of the applicable public offering price determined as set forth in the Funds' then current Prospectus and/or Statement of Additional Information.

     The rates of any sales charge and/or dealer discount for Class A Shares are subject to change by us from time to time, and any orders placed after the effective date of such change will be subject to the rate(s) in effect at the time of receipt of the payment by us.

     Any such sales charges and discounts to selected dealers are subject to reductions under a variety of circumstances as may be described in the Funds' then current Prospectus and/or Statement of Additional Information. To obtain any such reductions, we must be notified when a sale takes place which would qualify for the reduced charge. There is currently no sales charge, selling concession or discount on purchases of Shares by the reinvestment of dividends or capital gains distributions, or when there is a transfer from one Fund to another Fund or from one account to another account.

4. If you sell Class B Shares, we will pay you a sales commission equal to the percentage of the aggregate net asset value of such Class B shares sold as set forth in the Funds' then current Prospectus and/or Statement of Additional Information.

     We will pay such sales commissions to you bi-monthly on the 15th and last day of each month.

     The rates of any sales charge and/or dealer discount for Class B Shares are subject to change by us from time to time, and any orders placed after the effective date of such change will be subject to the rate(s) in effect at the time of receipt of the payment by us.

     We shall be entitled to any contingent deferred sales charges ("CDSC") on any Shares sold. If, with respect to any Class B Shares sold by you, any CDSC is waived as provided in the Funds' then current Prospectus and/or Statement of Additional Information, then in any such case you shall remit to us promptly upon notice an amount equal to the commissions or a portion of the commission paid on such shares.

5. Redemption of Shares will be made at the net asset value of such Shares in accordance with the then current Prospectus and Statement of Additional Information of the Funds less, in the case of Class B Shares, any applicable CDSC payable to us.

6. All of the Funds (the "Plan Funds") have adopted a Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). No such Agreement has been adopted by Princor Cash Management Fund or Princor Tax-Exempt Cash Management Fund for its Class A shares. Each Agreement defines service to be provided by Selected Dealers for which they will be compensated pursuant to the Plan.

     (a) As a Selected Dealer, you agree to provide distribution assistance and administrative support services in connection with the distribution of shares of the Plan Funds to customers who may from time to time directly or beneficially-owned Shares, including but not limited to distributing sales literature, answering routine customer inquiries regarding the Plan Funds, assisting in the establishment and maintenance of accounts in the Plan Funds and in the processing of purchases and redemptions of Shares, making the Plan Funds' investment plans and dividend options available, and providing such other information and services in connection with the distribution of Plan Funds Shares as may be reasonably requested from time to time.

     (b) For such services, you will be compensated in accordance with the then current Prospectus of the Plan Funds.

     (c) The Plan may be terminated at any time without payment of any penalty by any Fund in accordance with the rules governing such plans promulgated by the Securities and Exchange Commission.

     (d) The provisions of the Plan are incorporated herein and made a part hereof by reference, and will continue in full force and effect so long as its continuance is approved at least annually pursuant to Rule 12b-1.

7. Each party to this Agreement represents that it currently is and, while this Agreement is in effect, will continue to be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and agrees to abide by all Rules and Regulations of that Association, including the NASD Rules of Fair Practice. If you are a foreign dealer, not eligible for membership in the Association, you still agree to abide by the Rules and Regulations of the Association. We both agree to comply with all applicable state and federal laws, rules and regulations of the Securities and Exchange Commission and other authorized United States or foreign regulatory agencies. You further agree that you will not sell, offer for sale, or solicit shares of the Funds in any state where they have not been qualified for sale. You will solicit applications and sell shares only in accordance with the terms and on the basis of the representations contained in the appropriate prospectus and any supplemental literature furnished by us.

8. You must represent that you are currently a member of SIPC and, while this agreement is in effect, will continue to be a member of SIPC. You agree to notify us immediately if your SIPC membership status changes.

9.   IT IS AGREED

     (a) That neither of us shall withhold placing customers' orders for shares so as to profit as a result of such withholding.

     (b) We shall not purchase shares from the Funds except for the purpose of covering purchase orders already received, and you shall not purchase shares of the Funds except for the purpose of covering purchase orders already received by you or for your own bona fide investment purposes, provided, however, any shares purchased for your own bona fide investment purposes will not be resold except through redemption of the Funds. Delivery of certificates, if any, for Shares purchased shall be made by a Fund only against receipt of the purchase price. If payment for the Shares purchased and all necessary applications and documents required by the Funds or us are not received within five business days or such shorter time as may be required by law, the sale may be cancelled forthwith without any responsibility or liability on our part or on the part of the Funds (in which case you will be responsible for any loss, including loss of profit, suffered by a Fund resulting from your failure to make payments or provide documents as aforesaid), or, at our option, we may cause the Shares ordered to be redeemed by the relevant Fund (in which case we may hold you responsible for any loss).

     (c) We shall accept only unconditional orders. Any right granted to you to sell shares on behalf of the Funds will not apply to shares issued in connection with the merger or consolidation of any other investment company with a Fund or its acquisition, purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company. Also, any such right shall not apply to shares issued, sold, or transferred, whether Treasury or newly issued shares, that may be offered by a Fund to its shareholders as stock dividends or splits for not less than "net asset value."

     (d) We reserve the right to reject any order or application for shares or to withdraw the offering of shares entirely, and to change any sales charge and dealer concession, provided that no such change shall affect concessions on orders accepted by us prior to notice of such change, unless such change results from a reduction in sales charges because of legal requirements.

     (e) You shall not purchase shares of a Fund from a shareholder at a price per share which is lower than the current net asset value per share which is next computed after the receipt of the tender of such shares by the shareholder.

     (f) If shares of the Fund are tendered for redemption within seven business days after confirmation by us of your original purchase order for such shares, (i) you shall immediately refund to us the full concession allowed to you on the original sale, and (ii) we shall pay to the Fund our share of the "sales charge" on the original sale by us, and shall also pay to the Fund the refund which we received under
          (i) above. You shall be notified by us of such redemption within ten days of the date on which proper request for redemption is delivered to us or the Fund. Termination or cancellation of this Agreement shall not relieve you or us from requirements of this subparagraph (f).

     (g) This agreement may not be assigned or transferred in any manner including by operation of law.

10. We will furnish you, without charge, reasonable quantities of Prospectuses and sales material or supplemental literature relating to the sale of shares of the Funds.

11. In all sales of shares, you act as principal and are not employed by us as broker-agent or employee. You are not authorized to act for us nor to make any representations in our behalf. In purchasing or selling shares hereunder you are entitled to rely only upon the current Prospectus and supplemental literature approved in writing by us. In the offer and sale of shares of the Funds, you shall not use any Prospectus or supplemental literature not approved in writing by us. No person is authorized to make any representations concerning shares of the Funds except those contained in a current Prospectus and supplemental literature approved in writing by us. You will use your best efforts in the promotion of sales of Shares and will be responsible for the proper instruction and training of all sales personnel employed by you. In making sales of Shares, you and your personnel will conform to the compliance standards set forth in Exhibit A hereto.

12. You will indemnify, defend, and hold harmless our firm and all of its affiliates, and their officers, directors, employees, agents, and assignees against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to any of them, or which they or any of them may incur, including but not limited to alleged violations of the Securities Act of 1933, as amended and/or to the Securities Exchange Act of 1934, as amended, arising out of the offer or sale of any securities pursuant to this Agreement, or arising out of the breach of any of the terms and conditions of this Agreement, other than any claim, demand, or liability arising from any untrue statement or alleged untrue statement of a material fact contained in a prospectus for the Funds, as filed and in effect with the SEC, or any amendment or supplement thereto, or in any application prepared or approved in writing by our counsel and filed with any state regulatory agency in order to register or qualify under the securities laws thereof (the "blue sky applications"), or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in the prospectus or any of the blue sky applications or which is necessary to make the statements or a part thereof not misleading, which indemnity provision shall survive the termination of this Agreement.

13. No obligation not expressly assumed by us in this Agreement shall be implied.

14. Either party to this Agreement may terminate this Agreement by written notice to the other party. We may modify this Agreement at any time by written notice to you. Any notice shall be deemed to have been given on the date upon which it was either delivered personally or by fax transmission to the other party or to any office or member thereof, or was mailed post-paid or delivered to a telegraph office for transmission at his or its address as shown herein.

15. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you herein.

16. This Agreement shall be construed in accordance with the laws of the State of Iowa and shall be binding upon both parties hereto when signed by both of us in the spaces provided below. This Agreement shall not be applicable to shares of the Funds in any state in which those shares are not qualified for sale.

17. This Agreement shall be binding upon both parties hereto when executed by both parties and supersedes any prior agreement or understanding between us and you with respect to the sale of the Shares and any of the Funds.

18. This Agreement is in all respects subject to Section 26 of the Rules of Fair Practice of the NASD which shall control any provisions to the contrary in this Agreement.

19. If the foregoing represents your understanding, please so indicate by signing in the proper space below.


                                   PRINCOR FINANCIAL SERVICES CORPORATION

                                   By: __________________________________

                                   Title: _______________________________




We accept the offer set forth above, which constitutes a Selling Agreement with us.

BY: _____________________________________________

    _____________________________________________
    Please type or print name

TITLE: __________________________________________

DEALER: _________________________________________

ADDRESS: ________________________________________

         ________________________________________

DATE: ___________________________________________


                                   APPENDIX A


Compliance Standards

Princor Financial Services Corporation ("Princor"), as distributor for the Princor Funds which offers their shares on both a front-end load and deferred load basis, has established compliance standards setting forth the basis upon which shares of the Princor Funds may be sold. These standards are designed for each broker/dealer ("dealer") which distributes shares of the Princor Funds and for such dealer's financial advisers.

     As Princor Funds are offered with two different arrangements of sales and distribution fees, it is important for an investor not only to choose a fund that best suits his or her investment objectives, but also to choose the sales financing method which best suits the investor's particular situation. To assist clients of those firms which distribute shares of the Princor Funds in these decisions and to ensure proper supervision of Princor Fund purchase recommendations, Princor requires that such dealers adhere to the following compliance standards when selling Princor Funds:

1. Any purchase that results in a shareholder having less than $250,000 invested in Princor accounts that are aggregated for rights of accumulation purposes may be either front-end load (Class A) or subject to a contingent deferred sales charge (Class B).

     The dealer's branch office manager (or other appropriate reviewing officer) must review for suitability the purchase order ticket for shares subject to either a front-end or a contingent deferred sales charge, given the relevant facts and circumstances, including but not limited to:

     (a)  the specific purchase order dollar amount;
     (b)  the length of time the investor expects to hold the shares  purchased;
          and
     (c)  any  other  relevant  circumstances,   such  as  the  availability  of
          purchases   under   letters  of  intent  or   pursuant  to  rights  of
          accumulation.

2. Any mutual fund purchase order that results in a shareholder having $250,000 or more invested in Princor accounts that are aggregated for rights of accumulation purposes should be for shares which are subject to a front-end sales load (Class A shares) because there are few circumstances under which it is advantageous for an investor to place such an order for Class B shares. Such an order placed for shares subject to a contingent deferred sales charge must be approved by the dealer's regional director (or a person of comparable status) and confirmed in writing by the investor.

General Guidelines

There are instances where one financing method may be more advantageous to an investor than the other. For example, investors who qualify for a significant discount on a front-end sales load may determine that a front-end load purchase is preferable to payment of the higher SEC Rule 12b-1 distribution fee and the contingent deferred sales charge imposed upon Class B shares.

On the other hand, an investor whose order would not qualify for a discount may wish to defer the sales load and have all funds invested in shares initially.

Responsibility of Branch Office Manager
(or other appropriate reviewing officer)

The dealer's branch office manager or other appropriate reviewing officer (the "Reviewing Officer") must ensure that the registered representative has advised the client of the available financing methods offered by the Princor Funds, and the impact of choosing one method over another. In certain instances, it may be appropriate for the branch office manager to discuss the purchase directly with the client.

Effectiveness

These compliance guidelines are effective immediately upon execution of a dealer agreement with Princor with respect to any order for shares of any Princor Fund for which Princor acts as distributor.

     Questions relating to these compliance guidelines should be directed by the dealer to its national mutual fund sales and marketing group or its Legal Department or Compliance Director. Princor will advise dealers of any changes in these guidelines in the future.